Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contacts:
Laura Vele, Chief Marketing Officer 646-315-2017
Customers Bancorp Reports Results for Second Quarter 2026
Second Quarter 2026 Highlights
•Q2 2026 net income available to common shareholders was $71.6 million, or $2.05 per diluted share; ROAA was 1.13% and ROCE was 13.22%.
•Q2 2026 core earnings*1 were $71.5 million, or $2.05 per diluted share; Core ROAA* was 1.13% and Core ROCE* was 13.20%.
•Total deposits increased $140.3 million, or 0.6% in Q2 2026 from Q1 2026, and $2.8 billion, or 14.5% from Q2 2025 to a period end record level of $21.7 billion.
•Total loans increased $623.8 million, or 3.6%, in Q2 2026 from Q1 2026, and $2.6 billion, or 16.9% from Q2 2025 to a period end record level of $18.0 billion.
•Non-interest bearing deposits increased $174.1 million in Q2 2026 compared to Q1 2026 to a period end record level of $6.9 billion, or 31.8% of total deposits.
•Q2 2026 efficiency ratio was 50.55% compared to Q2 2025 efficiency ratio of 51.23%, a decline of 68 basis points and Q2 2026 core efficiency ratio* was 50.55% compared to Q2 2025 core efficiency ratio* of 51.56%, a decline of 101 basis points.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Excludes pre-tax gains on investment securities of $0.1 million.

CEO Commentary
West Reading, Pa, July 23, 2026 - “I am pleased to share our second quarter 2026 results that show the company’s continued execution of its strategic priorities and underscore our success in growing franchise value.” said Customers Bancorp CEO Sam Sidhu.
“Artificial intelligence (“AI”) and automation continued to drive measurable transformative progress across the organization in the second quarter, with tangible results across productivity, revenue, and risk management. On the productivity front, we completed a pilot of our new AI-powered loan closing process, which included successfully closing selected commercial loans in seven days, down from 30 to 60 days typically, achieving this milestone one to two quarters ahead of schedule. We also saw positive revenue impact, with select verticals delivering over 100% improvement in prospecting success rates as AI enhanced our ability to identify and pursue the highest-quality opportunities. Finally, on risk management, we piloted AI-powered KYC screening and OFAC false-positive clearing, strengthening the consistency and defensibility of our compliance processes while freeing up capacity for higher-value work. Together, these results reflect the tangible, organization-wide progress we are making as we continue to scale AI across the bank.
Our cubiX payments platform also continued to scale, with cumulative network transaction volume surpassing $5 trillion in the quarter. We saw particularly strong momentum in our real estate vertical, which added $300 million in deposit balances in the quarter and has a nine figure pipeline per quarter through year end.
We continued to strategically and organically grow our loan and deposit portfolios with momentum throughout the organization. Total loans and leases grew by 3.6% in Q2 2026 compared to Q1 2026, with contributions from multiple verticals allowing us to deliver above industry average growth rates without sacrificing on structure or credit quality.
Total deposits increased by 0.6% in Q2 2026 compared to Q1 2026, and we delivered about $375 million of non-interest bearing deposit growth in Q2 2026 outside of our digital asset channel clients. Year to date our new commercial banking teams hired since Q2 2023 added approximately $570 million in deposits with 65% of the growth from non-interest bearing deposits. The growth continued to be granular as we had an increase of approximately 1,250 commercial accounts on a net basis, or a 5% increase in a single quarter, and the 2025 teams alone added 475 accounts in the quarter.
Our Q2 2026 GAAP earnings were $71.6 million, or $2.05 per diluted share, and core earnings* were $71.5 million, or $2.05 per diluted share. Asset quality remains strong with our NPA ratio at just 0.32% of total assets and reserve levels are robust at 293% of total non-performing loans at the end of Q2 2026. Our TCE / TA ratio* increased by 40 basis points from June 30, 2025 to 8.3% at June 30, 2026, while our balance sheet grew by 2.5% and we repurchased 92,804 shares of common stock at a weighted average price of $73.03 in the quarter.
In Q2 2026, we once again delivered exceptionally strong growth across key metrics of revenue, core earnings*, and book value per share of 10%, 14%*, and 16%, respectively, when compared to Q2 2025” Sam Sidhu concluded.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases Held for Investment
Loans and leases held for investment were a period end record $18.0 billion at June 30, 2026, up $585 million, or 3.4%, from March 31, 2026. C&I specialized lending increased by $253 million, or 3.4% quarter-over-quarter to $7.7 billion. Non-owner occupied commercial real estate loans increased by $145 million, or 8.3%, to $1.9 billion. Multifamily loans increased by $113 million, or 4.5%, to $2.6 billion. Other C&I loans increased by $100 million, or 10.0% to $1.1 billion. These increases were partially offset by a decrease in mortgage finance loans of $101 million, or 5.5% to $1.7 billion.
Loans and leases held for investment of $18.0 billion at June 30, 2026 were up $2.6 billion, or 16.8%, year-over-year. C&I specialized lending increased by $1.2 billion, or 18.5%, year-over-year. Non-owner occupied commercial real estate loans increased by $391 million, or 26.1%. Multifamily loans increased by $377 million, or 16.8%. Owner-occupied commercial real estate loans increased by $206 million, or 19.3%. Consumer installment loans increased by $138 million, or 17.1%. Construction loans increased by $118 million, or 119.9%. Mortgage finance loans increased by $104 million, or 6.4%.
Investment Securities
At June 30, 2026, total investment securities were $3.3 billion, an increase of $602 million compared to March 31, 2026 and an increase of $528 million compared to a year ago, driven primarily from purchases of agency MBS and CMO.

At June 30, 2026, the Available-For-Sale (“AFS”) debt securities portfolio had a spot yield of 5.14%, an effective duration of approximately 2.5 years, and approximately 35% are variable rate. Additionally, approximately 79% of the AFS securities portfolio was AAA rated at June 30, 2026.
At June 30, 2026, the Held-To-Maturity (“HTM”) debt securities portfolio represented only 2.4% of total assets, had a spot yield of 3.18% and an effective duration of approximately 4.2 years. Additionally, at June 30, 2026, approximately 70% of the HTM securities were AAA rated and $0.2 billion were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
Total deposits increased $140 million, or 0.6% to a period end record $21.7 billion at June 30, 2026 as compared to the prior quarter. The total average cost of deposits increased by 4 basis points to 2.50% in Q2 2026 from 2.46% in the prior quarter. Total estimated uninsured deposits were $7.6 billion1, or 35% of total deposits at June 30, 2026 with immediately available liquidity covering approximately 146% of these deposits.
Total deposits increased $2.8 billion, or 14.5% to $21.7 billion at June 30, 2026 as compared to a year ago. The total average cost of deposits decreased by 35 basis points to 2.50% in Q2 2026 from 2.85% in Q2 2025.
Borrowings
Total borrowings increased $428 million, or 22.5% to $2.3 billion at June 30, 2026 as compared to the prior quarter. This increase primarily resulted from net draws of $500 million in FHLB advances, partially offset by repayment of $70 million in federal funds purchased. Total borrowings increased $853 million, or 57.7%, to $2.3 billion at June 30, 2026 as compared to a year ago primarily due to net draws of $870 million in FHLB advances.
1 Uninsured deposits (estimate) of $9.7 billion to be reported on the Bank’s call report, less deposits of $1.7 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $313 million.

Capital
Customers Bancorp’s common equity increased $61 million to $2.2 billion, and tangible common equity* increased $61 million to $2.2 billion, at June 30, 2026 compared to the prior quarter, respectively, primarily from earnings of $72 million, offset in part by $7 million of common share repurchase and an increase in AOCI of $4 million (net of taxes), mostly from increased unrealized losses on swaps designated as cash flow hedges. Customers Bancorp’s common equity increased $424 million to $2.2 billion, and tangible common equity* increased $424 million to $2.2 billion, at June 30, 2026 compared to a year ago, respectively, primarily from earnings of $291 million and the issuance of $163 million of common stock in September 2025, offset in part by $49 million of common share repurchases. Book value per common share increased to $65.31 from $63.64 and $56.36, and tangible book value per common share* increased to $65.20 from $63.54 and $56.24, at June 30, 2026 from March 31, 2026 and June 30, 2025, respectively.
Credit Quality
The provision for credit losses in Q2 2026 was $23 million, compared to $23 million in Q1 2026 and $21 million in Q2 2025.
Net charge-offs were $15 million in Q2 2026, compared to $13 million in Q1 2026 and Q2 2025.
The allowance for credit losses on loans and leases was $164 million at June 30, 2026, compared to $161 million at March 31, 2026 and $147 million at June 30, 2025.
Non-performing loans at June 30, 2026 increased to 0.31% of total loans and leases, compared to 0.27% at March 31, 2026 and 0.18% at June 30, 2025. Nonperforming loans include the guaranteed portion of SBA loans. As of June 30, 2026, nonperforming loans totaled $56 million, of which approximately $12 million represents the government-guaranteed portion. Excluding the government-guaranteed portion, nonperforming loans totaled approximately $44 million, representing 0.24% of total loans and leases.
Key Profitability Trends
Net Interest Income
Net interest income totaled $193.4 million in Q2 2026, an increase of $2.0 million from Q1 2026. This increase was driven by an increase in interest income mainly from C&I specialized lending, partially offset by an increase in interest expense primarily due to a shift in deposit mix and net draws of FHLB advances.
“Net interest income increased 9% year-over-year in the second quarter of 2026. As we previously communicated, we expect the second quarter to represent the trough in our net interest margin, with a rebound to roughly Q1 2026 levels in Q3 2026 and additional expansion in Q4 2026. This trajectory is driven by expected continued low-cost deposit gathering and robust loan growth,” stated Customers Bancorp CFO Mark McCollom.
Net interest income totaled $193.4 million in Q2 2026, an increase of $16.7 million from Q2 2025. This increase was primarily due to higher interest income mainly from C&I specialized lending.
Non-Interest Income
Reported non-interest income totaled $34.0 million for Q2 2026, a decrease of $0.3 million compared to $34.3 million for Q1 2026. The slight decrease was primarily due to decreases of $1.8 million in loan fees mainly from lower gains on stock warrants and $0.9 million in bank-owned life insurance due to lower death benefits. These decreases were partially offset by an increase of $2.6 million in other non-interest income mainly due to a decrease in loss on equity investments and an increase in income from supplemental executive retirement plan (SERP) assets and derivatives.

Non-interest income totaled $34.0 million for Q2 2026, an increase of $4.4 million compared to Q2 2025. The increase was primarily due to increases in commercial lease income of $4.3 million and $1.1 million in net gain on sale of loans and leases mainly from the sale of SBA loans, and $1.8 million of net loss on sale of investment securities in Q2 2025, partially offset by a decrease of $2.6 million in other non-interest income primarily from $1.8 million of fees associated with the sunsetting of a loan origination program with a fintech company in Q2 2025.
Non-Interest Expense
Non-interest expenses totaled $114.9 million in Q2 2026, an increase of $2.9 million compared to Q1 2026. The increase was primarily attributable to increases of $4.7 million in salaries and employee benefits mainly due to annual merit increases, higher headcount, $1.0 million in severance expense and higher SERP liability, $1.2 million in technology, communication and bank operations mainly for software and $2.8 million in other non-interest expenses mainly for business development, non-capitalizable loan origination expenses and provision for unfunded lending-related commitments, partially offset by decreases of $3.6 million in FDIC assessments, non-income taxes and regulatory fees and $1.7 million in professional fees.
“In Q2 2026, we had $1.0 million of severance expense and even with this impact, we continued to demonstrate strong expense discipline while investing in our future. We successfully achieved our upsized operational excellence goal of $30 million in annual run rate revenue enhancements and expense savings providing capacity for further investment in the franchise. Importantly we are driving significant positive operating leverage with core revenue* growth of 13% and core expense* growth of only 8% in the six months ended June 30, 2026 compared to 2025. This drove an approximately 200 basis point decline in our core efficiency ratio* over that same time period,” stated Mark McCollom.
Non-interest expenses totaled $114.9 million in Q2 2026, an increase of $8.3 million compared to Q2 2025. The increase was primarily attributable to increases of $10.2 million in salaries and employee benefits and $4.0 million in commercial lease depreciation associated with the Bank’s continued growth, $2.5 million in technology, communication and bank operations mainly for software and processing fees, and $3.1 million in other non-interest expenses mainly due to business development and non-capitalizable loan origination expenses. These increases were partially offset by decreases of $7.3 million in FDIC assessments, non-income taxes and regulatory fees and $3.8 million in professional fees.
Taxes
Income tax expense was $17.9 million in Q2 2026, down from $20.7 million in Q1 2026 and slightly lower than $18.0 million in Q2 2025. The decrease reflects favorable permanent tax differences, partly offset by higher state and local income tax expense. The effective tax rate was 20% for Q2 2026.

Outlook
“We were very pleased with the start to 2026 and remain focused on executing in those areas which differentiate us from our peers. We believe that truly exceptional service, sophisticated product offerings, recruitment of top talent, exceptional payment capabilities, and a single point of contact service model will deliver sustainable long-term growth. We are reaffirming our full-year 2026 guidance across all metrics.
We expect to continue to execute across the company’s four top priorities for 2026. First, on AI and automation, we expect to see meaningful progress on our “top down” priorities including broad deployment of the seven day loan closing agentic tool, onboarding complex commercial deposit accounts in minutes not hours, and launching new business lines in our payment vertical. We also expect further benefits from “bottoms up” use cases as they drive increased revenue and improved productivity through team member hours saved. Second, we expect our payments capabilities to continue to expand, driven by the new industries and use cases we are serving and by strengthening relationships with existing clients through expanded product offerings. Third, we are confident in our ability to continue to deliver above industry average loan and deposit portfolio growth and build upon our successful team recruitment strategy. And fourth, we will seek to accomplish these initiatives while operating with a high standard of regulatory and risk management excellence and maintaining a strong capital base, liquidity, and credit quality.
We believe we are incredibly well positioned to continue to achieve these goals and deliver excellent client service and strong financial performance in 2026 and beyond,” concluded Sam Sidhu.

Webcast
Date:            Friday, July 24, 2026
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 2nd Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Chief Marketing Officer, Laura Vele at lvele@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with approximately $27 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I, commercial real estate, and residential and personal lending, Customers Bank also provides a number of national corporate banking services to clients in businesses including: fund finance, venture banking, healthcare, mortgage finance, and equipment finance. Major accolades include:
•Named a Top 10 Performing Bank by American Banker for five consecutive years (2021-2025), including the #1 spot in 2024 among midsize banks ($10B to $50B in assets)
•No. 45 out of the 100 largest publicly traded banks in 2026 Forbes Best Banks list
•Net Promoter Score of 81 compared to industry average of 41
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation; effects of competition on deposit rates and growth, loan rates and growth and net interest margin; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; public health crises and pandemics and their effects on the economic and business environments in which we operate; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States; the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2025, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - UNAUDITED

(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2026	2026	2025	2025	2025	2026	2025

GAAP Profitability Metrics:
Net income available to common shareholders	$71,560	$69,653	$70,088	$73,726	$55,846	$141,213	$65,369
Per share amounts:
Earnings per share - diluted	$2.05	$1.97	$1.98	$2.20	$1.73	$4.02	$2.02
Book value per common share	$65.31	$63.64	$61.87	$59.83	$56.36	$65.31	$56.36
Return on average assets (“ROAA”)	1.13%	1.13%	1.20%	1.26%	1.09%	1.13%	0.67%
Return on average common equity (“ROCE”)	13.22%	13.16%	13.28%	15.57%	12.79%	13.19%	7.57%
Net interest margin, tax equivalent	3.17%	3.22%	3.40%	3.46%	3.27%	3.19%	3.20%
Efficiency ratio	50.55%	49.68%	49.52%	45.39%	51.23%	50.12%	52.06%
Non-GAAP Profitability Metrics (1):
Core earnings	$71,457	$69,445	$72,851	$73,473	$58,147	$140,902	$108,149
Per share amounts:
Core earnings per share - diluted	$2.05	$1.97	$2.06	$2.20	$1.80	$4.01	$3.33
Tangible book value per common share	$65.20	$63.54	$61.77	$59.72	$56.24	$65.20	$56.24
Core ROAA	1.13%	1.13%	1.19%	1.25%	1.10%	1.13%	1.04%
Core ROCE	13.20%	13.12%	13.81%	15.52%	13.32%	13.16%	12.53%
Core efficiency ratio	50.55%	49.68%	49.52%	45.40%	51.56%	50.12%	52.11%
Balance Sheet Trends:
Total assets	$26,520,789	$25,880,767	$24,895,868	$24,260,163	$22,550,800	$26,520,789	$22,550,800
Total cash and investment securities	$7,437,163	$7,454,901	$7,078,243	$6,997,783	$6,234,043	$7,437,163	$6,234,043
Total loans and leases	$18,015,300	$17,391,546	$16,782,516	$16,303,147	$15,412,400	$18,015,300	$15,412,400
Non-interest bearing demand deposits	$6,913,804	$6,739,713	$6,303,748	$6,380,879	$5,481,065	$6,913,804	$5,481,065
Total deposits	$21,732,897	$21,592,645	$20,778,704	$20,405,023	$18,976,018	$21,732,897	$18,976,018
Asset Quality:
Net charge-offs	$14,579	$13,255	$13,749	$15,371	$13,115	$27,834	$30,259
Annualized net charge-offs to average total loans and leases	0.34%	0.32%	0.33%	0.39%	0.35%	0.33%	0.41%
Nonaccrual / non-performing loans (“NPLs”)	$56,022	$47,818	$43,688	$28,421	$28,443	$56,022	$28,443
NPLs to total loans and leases	0.31%	0.27%	0.26%	0.17%	0.18%	0.31%	0.18%
Reserves to NPLs	292.93%	336.61%	356.29%	534.14%	518.29%	292.93%	518.29%
Non-performing assets (“NPAs”)	$85,661	$74,737	$72,344	$61,057	$60,778	$85,661	$60,778
NPAs to total assets	0.32%	0.29%	0.29%	0.25%	0.27%	0.32%	0.27%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2026	2026	2025	2025	2025	2026	2025

Capital Metrics:
Common equity to total assets	8.3%	8.3%	8.5%	8.4%	7.9%	8.3%	7.9%
Tangible common equity to tangible assets (1)	8.3%	8.3%	8.5%	8.4%	7.9%	8.3%	7.9%
Common equity Tier 1 capital ratio (2)	12.8%	12.89%	12.99%	13.00%	12.05%	12.8%	12.05%
Total risk based capital ratio (2)	14.8%	14.88%	15.39%	15.35%	14.49%	14.8%	14.49%
Customers Bank Capital Ratios (2):
Common equity Tier 1 capital to risk-weighted assets	13.5%	13.78%	13.25%	13.22%	13.00%	13.5%	13.00%
Total capital to risk-weighted assets	14.5%	14.77%	14.62%	14.60%	14.43%	14.5%	14.43%
Tier 1 capital to average assets (leverage ratio)	9.3%	9.37%	8.90%	8.84%	8.86%	9.4%	8.86%
Share amounts:
Average shares outstanding - basic	33,796,369	34,080,834	34,170,777	32,340,813	31,585,390	33,937,816	31,516,887
Average shares outstanding - diluted	34,905,731	35,313,835	35,396,324	33,460,055	32,374,061	35,108,656	32,431,995
Shares outstanding	33,772,598	33,692,632	34,191,223	34,163,506	31,606,934	33,772,598	31,606,934

(1) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(2) Regulatory capital ratios are estimated for Q2 2026 and actual for the remaining periods.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Six Months Ended
	Q2	Q1	Q4	Q3	Q2	June 30,
	2026	2026	2025	2025	2025	2026	2025
Interest income:
Loans and leases	$268,628	$258,734	$274,752	$272,131	$246,869	$527,362	$477,877
Investment securities	34,727	32,141	31,979	36,091	37,381	66,868	71,720
Interest earning deposits	37,628	41,830	44,862	49,639	39,972	79,458	82,886
Loans held for sale	1,280	1,235	1,432	1,589	1,806	2,515	6,567
Other	2,394	2,372	2,173	2,029	1,973	4,766	3,860
Total interest income	344,657	336,312	355,198	361,479	328,001	680,969	642,910

Interest expense:
Deposits	130,296	126,126	131,797	141,983	134,045	256,422	265,353
FHLB advances	17,109	12,935	14,490	12,945	12,717	30,044	24,518
Subordinated debt	2,723	4,621	3,355	3,251	3,229	7,344	6,441
Federal funds purchased	99	13	—	—	—	112	—
Other borrowings	1,064	1,266	1,128	1,388	1,307	2,330	2,449
Total interest expense	151,291	144,961	150,770	159,567	151,298	296,252	298,761
Net interest income	193,366	191,351	204,428	201,912	176,703	384,717	344,149
Provision for credit losses	23,067	23,372	22,337	26,543	20,781	46,439	49,078
Net interest income after provision for credit losses	170,299	167,979	182,091	175,369	155,922	338,278	295,071

Non-interest income:
Commercial lease income	15,392	15,418	14,186	11,536	11,056	30,810	21,724
Loan fees	8,673	10,506	7,420	11,443	9,106	19,179	16,341
Bank-owned life insurance	2,213	3,084	2,189	2,165	2,249	5,297	6,909
Mortgage finance transactional fees	1,332	1,306	1,339	1,298	1,175	2,638	2,108
Net gain (loss) on sale of loans and leases	1,061	1,044	(62)	—	—	2,105	2
Net gain (loss) on sale of investment securities	154	355	(27)	186	(1,797)	509	(1,797)
Impairment loss on debt securities	—	—	—	—	—	—	(51,319)
Other	5,218	2,603	7,471	3,563	7,817	7,821	11,148
Total non-interest income	34,043	34,316	32,516	30,191	29,606	68,359	5,116

Non-interest expense:
Salaries and employee benefits	56,037	51,294	51,744	48,723	45,848	107,331	88,522
Technology, communication and bank operations	12,891	11,643	11,388	10,415	10,382	24,534	21,694
Commercial lease depreciation	12,761	12,692	11,668	9,463	8,743	25,453	17,206
Professional services	10,024	11,695	12,390	12,281	13,850	21,719	25,707
Loan servicing	3,710	3,859	4,050	4,167	4,053	7,569	8,683
Occupancy	3,495	3,956	4,291	4,370	3,551	7,451	6,963
FDIC assessments, non-income taxes and regulatory fees	4,585	8,215	9,023	8,505	11,906	12,800	23,656
Advertising and promotion	481	554	812	636	461	1,035	989
Other	10,907	8,080	11,943	6,657	7,832	18,987	15,977
Total non-interest expense	114,891	111,988	117,309	105,217	106,626	226,879	209,397
Income before income tax expense	89,451	90,307	97,298	100,343	78,902	179,758	90,790
Income tax expense	17,891	20,654	22,806	24,598	17,963	38,545	16,939
Net income	71,560	69,653	74,492	75,745	60,939	141,213	73,851
Preferred stock dividends	—	—	1,605	2,019	3,185	—	6,574
Loss on redemption of preferred stock	—	—	2,799	—	1,908	—	1,908
Net income available to common shareholders	$71,560	$69,653	$70,088	$73,726	$55,846	$141,213	$65,369

Basic earnings per common share	$2.12	$2.04	$2.05	$2.28	$1.77	$4.16	$2.07
Diluted earnings per common share	2.05	1.97	1.98	2.20	1.73	4.02	2.02

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
ASSETS
Cash and due from banks	$85,546	$89,153	$62,051	$57,951	$72,986
Interest earning deposits	4,093,306	4,709,051	4,349,412	4,127,688	3,430,525
Cash and cash equivalents	4,178,852	4,798,204	4,411,463	4,185,639	3,503,511
Investment securities, at fair value	2,626,717	1,993,152	1,937,646	2,010,820	1,877,406
Investment securities held to maturity	631,594	663,545	729,134	801,324	853,126
Loans held for sale	58,611	20,282	26,102	30,897	32,963
Loans and leases receivable	16,217,068	15,519,493	15,041,340	14,673,636	13,719,829
Loans receivable, mortgage finance, at fair value	1,654,795	1,758,685	1,612,997	1,486,978	1,536,254
Loans receivable, installment, at fair value	84,826	93,086	102,077	111,636	123,354
Allowance for credit losses on loans and leases	(164,106)	(160,962)	(155,656)	(151,809)	(147,418)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	17,792,583	17,210,302	16,600,758	16,120,441	15,232,019
FHLB, Federal Reserve Bank, and other restricted stock	144,971	117,880	110,411	103,290	100,590
Accrued interest receivable	103,125	105,002	103,626	106,379	101,481
Bank premises and equipment, net	19,773	15,749	16,745	15,340	5,978
Bank-owned life insurance	310,312	306,927	305,503	303,212	300,747
Other real estate owned	12,568	12,506	12,432	12,432	12,306
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	638,054	633,589	638,419	566,760	527,044
Total assets	$26,520,789	$25,880,767	$24,895,868	$24,260,163	$22,550,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$6,913,804	$6,739,713	$6,303,748	$6,380,879	$5,481,065
Interest bearing deposits	14,819,093	14,852,932	14,474,956	14,024,144	13,494,953
Total deposits	21,732,897	21,592,645	20,778,704	20,405,023	18,976,018
Federal funds purchased	—	70,000	—	—	—
FHLB advances	2,059,163	1,561,655	1,325,068	1,195,437	1,195,377
Other borrowings	99,278	99,243	99,208	99,173	99,138
Subordinated debt	171,741	171,614	281,147	182,718	182,649
Accrued interest payable and other liabilities	252,018	241,310	296,224	251,753	234,060
Total liabilities	24,315,097	23,736,467	22,780,351	22,134,104	20,687,242

Preferred stock	—	—	—	82,201	82,201
Common stock	36,485	36,312	36,189	36,161	36,123
Additional paid in capital	669,114	669,112	666,756	662,252	572,473
Retained earnings	1,676,407	1,604,847	1,535,194	1,465,106	1,391,380
Accumulated other comprehensive income (loss), net	(58,346)	(54,657)	(54,050)	(51,089)	(71,325)
Treasury stock, at cost	(117,968)	(111,314)	(68,572)	(68,572)	(147,294)
Total shareholders’ equity	2,205,692	2,144,300	2,115,517	2,126,059	1,863,558
Total liabilities and shareholders’ equity	$26,520,789	$25,880,767	$24,895,868	$24,260,163	$22,550,800

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$4,064,683	$37,628	3.66%	$4,492,897	$41,830	3.78%	$3,565,168	$39,972	4.50%
Investment securities (1)	2,982,966	34,727	4.66%	2,735,786	32,141	4.70%	2,890,878	37,381	5.19%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	8,274,803	139,664	6.77%	7,863,238	132,861	6.85%	6,785,684	126,854	7.50%
Other commercial & industrial loans (2)	1,478,857	22,160	6.01%	1,450,962	24,202	6.76%	1,484,528	25,862	6.99%
Mortgage finance loans	1,590,328	17,078	4.31%	1,513,914	16,250	4.35%	1,501,484	18,349	4.90%
Multifamily loans	2,492,956	29,118	4.68%	2,494,849	28,249	4.59%	2,317,381	25,281	4.38%
Non-owner occupied commercial real estate loans	2,003,968	29,842	5.97%	1,907,541	27,711	5.89%	1,581,087	23,003	5.84%
Residential mortgages	527,816	6,265	4.75%	524,282	6,240	4.77%	537,008	6,344	4.74%
Installment loans	947,935	25,781	10.91%	912,090	24,456	10.87%	879,972	22,982	10.48%
Total loans and leases (3)	17,316,663	269,908	6.25%	16,666,876	259,969	6.32%	15,087,144	248,675	6.61%
Other interest-earning assets	174,621	2,394	5.50%	156,894	2,372	6.13%	133,824	1,973	5.91%
Total interest-earning assets	24,538,933	344,657	5.62%	24,052,453	336,312	5.66%	21,677,014	328,001	6.07%
Non-interest-earning assets	828,466			868,524			685,975
Total assets	$25,367,399			$24,920,977			$22,362,989
Liabilities
Interest checking accounts	$5,075,436	$41,077	3.25%	$4,993,616	$40,023	3.25%	$4,935,587	$47,245	3.84%
Money market deposit accounts	4,593,765	39,880	3.48%	4,364,149	36,640	3.40%	4,137,035	40,397	3.92%
Other savings accounts	1,655,029	13,943	3.38%	1,579,730	13,580	3.49%	1,325,639	12,767	3.86%
Certificates of deposit	3,438,721	35,396	4.13%	3,456,664	35,883	4.21%	2,852,645	33,636	4.73%
Total interest-bearing deposits (4)	14,762,951	130,296	3.54%	14,394,159	126,126	3.55%	13,250,906	134,045	4.06%
Federal funds purchased	10,659	99	3.75%	1,367	13	3.73%	—	—	—%
Borrowings	1,989,478	20,896	4.21%	1,712,498	18,822	4.46%	1,417,370	17,253	4.88%
Total interest-bearing liabilities	16,763,088	151,291	3.62%	16,108,024	144,961	3.65%	14,668,276	151,298	4.14%
Non-interest-bearing deposits (4)	6,183,251			6,393,947			5,593,581
Total deposits and borrowings	22,946,339		2.64%	22,501,971		2.61%	20,261,857		2.99%
Other non-interest-bearing liabilities	249,563			272,488			221,465
Total liabilities	23,195,902			22,774,459			20,483,322
Shareholders’ equity	2,171,497			2,146,518			1,879,667
Total liabilities and shareholders’ equity	$25,367,399			$24,920,977			$22,362,989
Net interest income		193,366			191,351			176,703
Tax-equivalent adjustment		790			257			366
Net interest earnings		$194,156			$191,608			$177,069
Interest spread			2.98%			3.05%			3.07%
Net interest margin			3.15%			3.22%			3.27%
Net interest margin tax equivalent (5)			3.17%			3.22%			3.27%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.50%, 2.46% and 2.85% for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(5) Tax-equivalent basis, using an estimated marginal tax rate of 21% for the three months ended June 30, 2026 and March 31, 2026 and 26% for the three months ended June 30, 2025, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$4,278,663	$79,458	3.69%	$3,710,585	$82,886	4.50%
Investment securities (1)	2,860,058	66,868	4.68%	2,995,074	71,720	4.83%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	8,070,098	272,525	6.81%	6,630,720	247,805	7.54%
Other commercial & industrial loans (2)	1,465,556	46,362	6.38%	1,513,526	49,795	6.63%
Mortgage finance loans	1,552,332	33,328	4.33%	1,377,730	33,101	4.85%
Multifamily loans	2,493,897	57,367	4.64%	2,295,757	48,945	4.30%
Non-owner occupied commercial real estate loans	1,956,021	57,553	5.93%	1,565,815	44,567	5.74%
Residential mortgages	526,065	12,505	4.76%	533,828	12,572	4.75%
Installment loans	930,112	50,237	10.90%	908,922	47,659	10.57%
Total loans and leases (3)	16,994,081	529,877	6.29%	14,826,298	484,444	6.59%
Other interest-earning assets	165,796	4,766	5.80%	130,825	3,860	5.95%
Total interest-earning assets	24,298,598	680,969	5.64%	21,662,782	642,910	5.98%
Non-interest-earning assets	846,849			676,326
Total assets	$25,145,447			$22,339,108
Liabilities
Interest checking accounts	$5,034,752	$81,100	3.25%	$5,145,729	$97,148	3.81%
Money market deposit accounts	4,479,969	76,520	3.44%	4,010,647	78,164	3.93%
Other savings accounts	1,617,588	27,523	3.43%	1,239,021	23,458	3.82%
Certificates of deposit	3,447,665	71,279	4.17%	2,801,467	66,583	4.79%
Total interest-bearing deposits (4)	14,579,974	256,422	3.55%	13,196,864	265,353	4.05%
Federal funds purchased	6,039	112	3.75%	—	—	—%
Borrowings	1,851,753	39,718	4.33%	1,382,349	33,408	4.87%
Total interest-bearing liabilities	16,437,766	296,252	3.63%	14,579,213	298,761	4.13%
Non-interest-bearing deposits (4)	6,288,017			5,651,789
Total deposits and borrowings	22,725,783		2.63%	20,231,002		2.98%
Other non-interest-bearing liabilities	260,535			233,891
Total liabilities	22,986,318			20,464,893
Shareholders’ equity	2,159,129			1,874,215
Total liabilities and shareholders’ equity	$25,145,447			$22,339,108
Net interest income		384,717			344,149
Tax-equivalent adjustment		1,047			729
Net interest earnings		$385,764			$344,878
Interest spread			3.01%			3.00%
Net interest margin			3.18%			3.20%
Net interest margin tax equivalent (5)			3.19%			3.20%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.48% and 2.84% for the six months ended June 30, 2026 and 2025, respectively.
(5) Tax-equivalent basis, using an estimated marginal tax rate of 21% for the six months ended June 30, 2026 and 26% for the six months ended June 30, 2025, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$7,650,758	$7,398,205	$7,090,087	$7,083,620	$6,454,661
Other commercial & industrial	1,103,797	1,003,750	1,033,704	1,056,173	1,037,684
Mortgage finance	1,730,041	1,831,408	1,700,380	1,577,038	1,625,764
Multifamily	2,623,964	2,510,697	2,490,336	2,356,590	2,247,282
Commercial real estate owner occupied	1,270,575	1,279,501	1,135,119	1,058,741	1,065,006
Commercial real estate non-owner occupied	1,888,040	1,742,989	1,738,821	1,582,332	1,497,385
Construction	216,832	204,999	162,966	123,290	98,626
Total commercial loans and leases	16,484,007	15,971,549	15,351,413	14,837,784	14,026,408
Consumer:
Residential	508,187	495,458	497,567	514,544	520,570
Manufactured housing	24,763	26,065	27,452	28,749	30,287
Installment:
Personal	647,149	599,302	581,340	570,768	457,728
Other	292,583	278,890	298,642	320,405	344,444
Total installment loans	939,732	878,192	879,982	891,173	802,172
Total consumer loans	1,472,682	1,399,715	1,405,001	1,434,466	1,353,029
Total loans and leases held for investment	$17,956,689	$17,371,264	$16,756,414	$16,272,250	$15,379,437

Loans held for sale
Commercial:
Commercial real estate non-owner occupied	$—	$—	$—	$4,700	$—
Total commercial loans and leases	—	—	—	4,700	—
Consumer:
Residential	2,528	1,767	1,851	2,229	5,180
Installment:
Personal	53,101	17,056	23,357	23,728	27,682
Other	2,982	1,459	894	240	101
Total installment loans	56,083	18,515	24,251	23,968	27,783
Total consumer loans	58,611	20,282	26,102	26,197	32,963
Total loans held for sale	$58,611	$20,282	$26,102	$30,897	$32,963

Total loans and leases portfolio	$18,015,300	$17,391,546	$16,782,516	$16,303,147	$15,412,400

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Demand, non-interest bearing	$6,913,804	$6,739,713	$6,303,748	$6,380,879	$5,481,065
Demand, interest bearing	5,107,649	5,085,040	5,049,151	5,050,437	4,912,839
Total demand deposits	12,021,453	11,824,753	11,352,899	11,431,316	10,393,904
Savings	1,555,932	1,742,652	1,731,010	1,554,533	1,375,072
Money market	4,592,851	4,604,981	4,398,827	4,339,371	4,206,516
Time deposits	3,562,661	3,420,259	3,295,968	3,079,803	3,000,526
Total deposits	$21,732,897	$21,592,645	$20,778,704	$20,405,023	$18,976,018

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)
	As of June 30, 2026			As of March 31, 2026			As of June 30, 2025
Loan type	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans
Commercial:
Commercial & industrial, including specialized lending	$8,829,801	$40,158	0.45%	$8,474,678	$41,214	0.49%	$7,581,855	$36,262	0.48%
Multifamily	2,623,964	29,324	1.12%	2,510,697	19,441	0.77%	2,247,282	20,864	0.93%
Commercial real estate owner occupied	1,270,575	10,226	0.80%	1,279,501	10,556	0.83%	1,065,006	12,514	1.18%
Commercial real estate non-owner occupied	1,888,040	13,503	0.72%	1,742,989	18,470	1.06%	1,497,385	20,679	1.38%
Construction	216,832	2,803	1.29%	204,999	2,672	1.30%	98,626	2,160	2.19%
Total commercial loans and leases receivable	14,829,212	96,014	0.65%	14,212,864	92,353	0.65%	12,490,154	92,479	0.74%

Consumer:
Residential	508,187	6,251	1.23%	495,458	5,713	1.15%	520,570	6,331	1.22%
Manufactured housing	24,763	3,244	13.10%	26,065	3,338	12.81%	30,287	3,721	12.29%
Installment	854,906	58,597	6.85%	785,106	59,558	7.59%	678,818	44,887	6.61%
Total consumer loans receivable	1,387,856	68,092	4.91%	1,306,629	68,609	5.25%	1,229,675	54,939	4.47%

Loans and leases receivable held for investment	16,217,068	164,106	1.01%	15,519,493	160,962	1.04%	13,719,829	147,418	1.07%

Loans receivable, mortgage finance, at fair value	1,654,795	—	—%	1,758,685	—	—%	1,536,254	—	—%
Loans receivable, installment, at fair value	84,826	—	—%	93,086	—	—%	123,354	—	—%
Loans held for sale	58,611	—	—%	20,282	—	—%	32,963	—	—%

Total loans and leases portfolio	$18,015,300	$164,106	0.91%	$17,391,546	$160,962	0.93%	$15,412,400	$147,418	0.96%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED (CONTINUED)
(Dollars in thousands)
	As of June 30, 2026			As of March 31, 2026			As of June 30, 2025
Loan type	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs
Commercial:
Commercial & industrial, including specialized lending	$22,828	0.26%	175.92%	$18,588	0.22%	221.72%	$4,218	0.06%	859.70%
Multifamily	14,205	0.54%	206.43%	9,090	0.36%	213.87%	—	—%	—%
Commercial real estate owner occupied	5,692	0.45%	179.66%	5,740	0.45%	183.90%	7,005	0.66%	178.64%
Commercial real estate non-owner occupied	135	0.01%	10002.22%	135	0.01%	13681.48%	62	0.00%	33353.23%
Construction	—	—%	—%	—	—%	—%	—	—%	—%
Total commercial loans and leases receivable	42,860	0.29%	224.02%	33,553	0.24%	275.25%	11,285	0.09%	819.49%

Consumer:
Residential	6,740	1.33%	92.74%	7,509	1.52%	76.08%	8,234	1.58%	76.89%
Manufactured housing	1,047	4.23%	309.84%	1,143	4.39%	292.04%	1,608	5.31%	231.41%
Installment	4,075	0.48%	1437.96%	3,736	0.48%	1594.16%	4,944	0.73%	907.91%
Total consumer loans receivable	11,862	0.85%	574.03%	12,388	0.95%	553.83%	14,786	1.20%	371.56%

Loans and leases receivable	54,722	0.34%	299.89%	45,941	0.30%	350.37%	26,071	0.19%	565.45%

Loans receivable, mortgage finance, at fair value	—	—%	—%	—	—%	—%	—	—%	—%
Loans receivable, installment, at fair value	1,231	1.45%	—%	1,626	1.75%	—%	1,961	1.59%	—%
Loans held for sale	69	0.12%	—%	251	1.24%	—%	411	1.25%	—%

Total loans and leases portfolio	$56,022	0.31%	292.93%	$47,818	0.27%	336.61%	$28,443	0.18%	518.29%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2026	2026	2025	2025	2025	2026	2025
Loan type
Commercial & industrial, including specialized lending	$2,648	$2,576	$1,620	$2,180	$3,871	$5,224	$7,102
Multifamily	4,880	2,630	4,612	—	—	7,510	3,834
Commercial real estate owner occupied	(332)	(5)	(40)	335	411	(337)	427
Commercial real estate non-owner occupied	—	—	(225)	3,073	—	—	—
Construction	—	—	—	—	(3)	—	(6)
Residential	20	—	16	25	(4)	20	(4)
Installment	7,363	8,054	7,766	9,758	8,840	15,417	18,906
Total net charge-offs (recoveries) from loans held for investment	$14,579	$13,255	$13,749	$15,371	$13,115	$27,834	$30,259

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
LOANS AND LEASES RISK RATINGS - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$14,434,943	$13,803,943	$13,316,507	$12,927,467	$12,047,656
Special Mention	132,704	159,714	216,462	187,794	174,587
Substandard	257,517	245,028	200,779	230,079	256,849
Total commercial loans and leases	14,825,164	14,208,685	13,733,748	13,345,340	12,479,092
Consumer loans
Performing	1,375,438	1,294,311	1,287,408	1,308,987	1,209,377
Non-performing	12,418	12,318	15,516	13,843	20,298
Total consumer loans	1,387,856	1,306,629	1,302,924	1,322,830	1,229,675
Loans and leases receivable (1)	$16,213,020	$15,515,314	$15,036,672	$14,668,170	$13,708,767

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value, loans receivable, installment, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. Starting in Q3 2025, certain adjustments to GAAP measures were no longer included as our intention going forward is to limit these adjustments to those items of greatest significance.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Six Months Ended June 30,
	Q2 2026		Q1 2026		Q4 2025		Q3 2025		Q2 2025		2026		2025
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$71,560	$2.05	$69,653	$1.97	$70,088	$1.98	$73,726	$2.20	$55,846	$1.73	$141,213	$4.02	$65,369	$2.02
Reconciling items (after tax):
Impairment loss on debt securities	—	—	—	—	—	—	—	—	—	—	—	—	39,875	1.23
(Gains) losses on investment securities	(103)	0.00	(208)	(0.01)	(36)	0.00	(253)	(0.01)	1,388	0.04	(311)	(0.01)	1,264	0.04
Derivative credit valuation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	210	0.01
Loss on redemption of preferred stock	—	—	—	—	2,799	0.08	—	—	1,908	0.06	—	—	1,908	0.06
Unrealized (gain) loss on loans held for sale	—	—	—	—	—	—	—	—	(223)	(0.01)	—	—	295	0.01
Loan program termination fees	—	—	—	—	—	—	—	—	(772)	(0.02)	—	—	(772)	(0.02)
Core earnings	$71,457	$2.05	$69,445	$1.97	$72,851	$2.06	$73,473	$2.20	$58,147	$1.80	$140,902	$4.01	$108,149	$3.33

Core Return on Average Assets - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025
GAAP net income	$71,560	$69,653	$74,492	$75,745	$60,939	$141,213	$73,851
Impairment loss on debt securities	—	—	—	—	—	—	39,875
(Gains) losses on investment securities	(103)	(208)	(36)	(253)	1,388	(311)	1,264
Derivative credit valuation adjustment	—	—	—	—	—	—	210
Unrealized (gain) loss on loans held for sale	—	—	—	—	(223)	—	295
Loan program termination fees	—	—	—	—	(772)	—	(772)
Core earnings	$71,457	$69,445	$74,456	$75,492	$61,332	$140,902	$114,723

Average total assets	$25,367,399	$24,920,977	$24,721,373	$23,930,723	$22,362,989	$25,145,447	$22,339,108

Core return on average assets	1.13%	1.13%	1.19%	1.25%	1.10%	1.13%	1.04%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025
GAAP net income to common shareholders	$71,560	$69,653	$70,088	$73,726	$55,846	$141,213	$65,369
Reconciling items (after tax):
Impairment loss on debt securities	—	—	—	—	—	—	39,875
(Gains) losses on investment securities	(103)	(208)	(36)	(253)	1,388	(311)	1,264
Derivative credit valuation adjustment	—	—	—	—	—	—	210
Loss on redemption of preferred stock	—	—	2,799	—	1,908	—	1,908
Unrealized (gain) loss on loans held for sale	—	—	—	—	(223)	—	295
Loan program termination fees	—	—	—	—	(772)	—	(772)
Core earnings	$71,457	$69,445	$72,851	$73,473	$58,147	$140,902	$108,149

Average total common shareholders’ equity	$2,171,497	$2,146,518	$2,093,510	$1,878,115	$1,751,037	$2,159,129	$1,741,029

Core return on average common equity	13.20%	13.12%	13.81%	15.52%	13.32%	13.16%	12.53%

Core Efficiency Ratio - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025
GAAP net interest income	$193,366	$191,351	$204,428	$201,912	$176,703	$384,717	$344,149

GAAP non-interest income (loss)	$34,043	$34,316	$32,516	$30,191	$29,606	$68,359	$5,116
(Gains) losses on investment securities	(130)	(269)	(47)	(334)	1,797	(399)	1,637
Derivative credit valuation adjustment	—	—	—	—	—	—	270
Unrealized (gain) loss on loans held for sale	—	—	—	—	(289)	—	378
Impairment loss on debt securities	—	—	—	—	—	—	51,319
Loan program termination fees	—	—	—	—	(1,000)	—	(1,000)
Core non-interest income	33,913	34,047	32,469	29,857	30,114	67,960	57,720
Core revenue	$227,279	$225,398	$236,897	$231,769	$206,817	$452,677	$401,869

GAAP non-interest expense	$114,891	$111,988	$117,309	$105,217	$106,626	$226,879	$209,397
Core non-interest expense	$114,891	$111,988	$117,309	$105,217	$106,626	$226,879	$209,397

Core efficiency ratio (1)	50.55%	49.68%	49.52%	45.40%	51.56%	50.12%	52.11%
(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
GAAP total shareholders’ equity	$2,205,692	$2,144,300	$2,115,517	$2,126,059	$1,863,558
Reconciling items:
Preferred stock	—	—	—	(82,201)	(82,201)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,202,063	$2,140,671	$2,111,888	$2,040,229	$1,777,728

GAAP total assets	$26,520,789	$25,880,767	$24,895,868	$24,260,163	$22,550,800
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$26,517,160	$25,877,138	$24,892,239	$24,256,534	$22,547,171

Tangible common equity to tangible assets	8.3%	8.3%	8.5%	8.4%	7.9%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
GAAP total shareholders’ equity	$2,205,692	$2,144,300	$2,115,517	$2,126,059	$1,863,558
Reconciling Items:
Preferred stock	—	—	—	(82,201)	(82,201)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,202,063	$2,140,671	$2,111,888	$2,040,229	$1,777,728

Common shares outstanding	33,772,598	33,692,632	34,191,223	34,163,506	31,606,934

Tangible book value per common share	$65.20	$63.54	$61.77	$59.72	$56.24